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                            BRADLEY REAL ESTATE, INC.

                       Up to $60,000,000 in Gross Proceeds
                             from the Sale of Shares
                                       of
                                  Common Stock
                                ($0.01 Par Value)


                             UNDERWRITING AGREEMENT


                                                     October 21, 1997


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019

Dear Ladies and Gentlemen:

               Bradley Real Estate, Inc., a Maryland corporation (the "Company"), confirms its agreement with you as follows:

               1. DESCRIPTION OF DISTRIBUTION PROGRAM. As of the date hereof, the Company has authorized the issuance and sale from time to time under the terms and subject to the conditions of this Agreement of up to $60,000,000 in gross proceeds from the sale of shares of its Common Stock, $0.01 par value (the "Common Stock"). Subject to the terms and conditions of this Agreement, you have agreed to purchase such shares (referred to herein as the "Securities") as underwriter for resale by you to investors.

               2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

                         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-28167) for the registration of shares of Common Stock, including the Securities, and other equity securities of the Company, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"). Such registration statement has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, is referred to herein as the "Registration Statement." A




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         prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offer and sale of the Securities contemplated by this Agreement, and additional information concerning the Company and its business has been or will be prepared and will be filed by the Company pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Securities under this Agreement (or such earlier time as may be required by the 1933 Act Rules and Regulations). The final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus," except that if any revised prospectus, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, or Pricing Supplement (as herein defined) shall be provided to you by the Company for use in connection with the offer and sale of any of the Securities under this Agreement, the term "Prospectus" shall refer to such revised prospectus and Pricing Supplement from and after the time such documents are first provided to you for such use.

                         (b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter at which an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K was filed by the Company with the Commission, complied, and as of each applicable Representation Date (as herein defined) will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; the Registration Statement, at the time it became effective and at each time thereafter at which a Quarterly Report on Form 10-Q or a Current Report on Form 8-K was filed by the Company with the Commission, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K is filed by the Company with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus relating to you and made in reliance upon and in conformity with information



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         furnished to the Company in writing by you expressly for use in the
         Registration Statement or Prospectus.

                         (c) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Rules and Regulations"), and, when read together with the other information in the Registration Statement and the Prospectus, at the time the Registration Statement became effective, as of each Representation Date or during the period specified in Section 4(c) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (d) The financial statements of the Company set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied through the periods involved (except as otherwise stated therein). The summary financial, pro forma financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Rules and Regulations.

                         (e) The only subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Company are the subsidiaries listed on Schedule A hereto (the "Subsidiaries") which includes Bradley Operating Limited Partnership, a Delaware limited partnership (the "Partnership"). The Company and each of its Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation or general or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. The Company and each of its Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases




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         real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company; and, other than the Subsidiaries, the Company owns no material amounts of stock or beneficial interest in any corporation, partnership, joint venture or other business entity and does not own 10% or more of the outstanding voting stock of any entity separately taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code").

                         (f) The Securities have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable by the Company and conform, or when so issued will conform, to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Securities. All of the partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and approximately 95% of such partnership interests are owned of record and beneficially by the Company free and clear of all liens, encumbrances, equities or claims.

                         g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries on a consolidated basis, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its Subsidiaries on a consolidated basis.

                         (h) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its Subsidiaries, or might materially and adversely affect the properties or assets thereof.




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                         (i)   There are no contracts or documents of the
         Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the 1933 Act or the 1934 Act or by the 1933 Act or 1934 Act Rules and Regulations that have not been so filed.

                         (j) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as may be required under the 1933 Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement, free of any preemptive rights.

                         (k) The Company has complied in all respect with all laws, regulations and orders applicable to it or its respective businesses; the Company is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement or the evidence of indebtedness, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties are bound, violation of which would individually or in the aggregate have a material adverse effect on the Company, and no other party under any such agreement or instrument to which the Company is a party is, to the knowledge of the Company, in default in any material respect thereunder; and the Company is not in violation of its charter or by-laws.

                         (l) Except as described in the Prospectus, and except for defects or exceptions that are not material in relation to the business of the Company, its Subsidiaries and Related Entities: the Company, each of its Subsidiaries and any partnership or joint venture in which such party is a participant (a "Related Entity") have good and marketable title to all properties and assets, owned by them free and clear of all liens, charges, encumbrances or restrictions; the Company, its Subsidiaries and Related Entities have valid, subsisting and enforceable (subject to limitations on enforceability of the type set forth in the following Section 2(x) below) leases for the properties



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         described in the Prospectus as leased by them; no tenant under any of the leases pursuant to which the Company, its Subsidiaries and Related Entities lease their properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties of the Company, its Subsidiaries and Related Entities complies in all material respects with all applicable codes and zoning laws and regulations; the Company, its Subsidiaries and Related Entities have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company, its Subsidiaries or Related Entities; and the Company, its Subsidiaries and Related Entities have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company, its Subsidiaries or Related Entities.

                         (m) Title insurance in favor of the mortgagee, the Company, its Subsidiaries and Related Entities is maintained with respect to each of the properties owned by the Company, its Subsidiaries and Related Entities in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company, its Subsidiaries or Related Entities of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, its Subsidiaries and Related Entities taken as a whole.

                         (n) The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible nor does the Company or the Partnership hold a participating interest therein.

                         (o) Except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has any knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by each of them, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as whole. In connection



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         with the construction on or operation and use of the properties owned by the Company and its Subsidiaries, the Company and each of its Subsidiaries represents that, as of the date of this Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole.

                         (p) Property and casualty insurance in favor of each of the Company and its Subsidiaries is maintained with respect to each of the properties owned by each of them in an amount and on such items as is reasonable and customary for businesses of this type.

                         (q) No holder of outstanding shares of capital stock of the Company has any rights to the registration of shares of capital stock of the Company which would or could require such securities to be included in the Registration Statement.

                         (r) The Company has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.

                         (s) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or by the New York Stock Exchange (the "NYSE"), or as may be necessary under state securities laws) has been obtained or made and is in full force and effect.

                         (t) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company as a whole.

                         (u) For all applicable tax years as to which the Company's tax returns are subject to audit and the



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         Company is subject to assessment for taxes reportable therein, the
         Company has continuously been organized and operating in conformity with the requirements for qualification as a real estate investment trust under the Code. The Company's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would adversely affect its ability to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

                         (v) Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                         (w) The Securities have been approved for listing upon official notice of issuance on the NYSE.

                         (x) Each of the partnership and joint venture agreements to which the Company or any of its Subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the executing, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, partnership agreement or bylaws of the Company or any of its Subsidiaries or any material contract, lease or other instrument to which the Company or any of its Subsidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree.

               3. PURCHASE, SALE AND DELIVERY OF SECURITIES. In order for you to become obligated to purchase Securities from the Company, as underwriter, under this Agreement, the Company shall deliver to you not later than 4:30 p.m. New York time on any NYSE trading day (the "Notice Date") a Securities Purchase Notice in substantially the form of Exhibit I hereto. On the Notice Date, in addition to sending the Securities Purchase Notice in accordance with Section 11 of this Agreement, the Company shall, not later than [4:30 p.m.] New York time, also make a telephone call to the office of each individual listed in such
Section 11 as a recipient of notices on your behalf. On the basis of the representations, warranties and agreements contained herein, but



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subject to the terms and conditions set forth herein, the Company agrees to issue and sell to you, and you agree to purchase from the Company, as underwriter, the Securities specified in the Securities Purchase Notice at a purchase price equal to the closing price of the shares of Common Stock as reported on the composite tape of the NYSE (a "Closing Price") on the NYSE trading date following the Notice Date minus an underwriting discount which shall be specified in the applicable Pricing Supplement relating to the Securities specified in such Securities Purchase Notice and which shall not exceed 4.25% (or 4.0% for the first purchase made under this Agreement)(the applicable discount rate being referred to herein as the "Discount Rate"); PROVIDED, HOWEVER, that if on the business day immediately following the Notice Date the Common Stock would not qualify as Actively-Traded Securities within the meaning of Rule 101(c)(1) of Regulation M under the 1934 Rules and Regulations, the purchase price shall be based on the Closing Price on the second NYSE trading day following the Notice Date (the date on which the Closing Price is used to determine the purchase price, in either case described above, is referred to herein as the "Securities Pricing Date"). The Company shall not be permitted to deliver a Securities Purchase Notice to you under this Agreement within 10 business days following a Related Closing Date for Securities that are sold hereunder.

               Notwithstanding anything to the contrary set forth above:

                         (a) you shall not be obligated to purchase the Securities specified in the Securities Purchase Notice if (i) the Dow Jones Industrial Average at the close of trading on the NYSE on the Securities Pricing Date declines by 2.0% or more compared to the Dow Jones Industrial Average at the close of trading on the NYSE on the Notice Date, (ii) the Closing Price of the Common Stock on the Securities Pricing Date increases by 4.0% or more compared to the Closing Price of the Common Stock on the Notice Date, or (iii) you notify the Company (a "Black-Out Notice"), which you may do not more frequently than three times during the term of this Agreement, on or prior to the Securities Pricing Date that you wish to cancel the Securities Purchase Notice, in which event the Company may not redeliver a new Securities Purchase Notice for a period of four business days following the date the Black-Out Notice is given; and

                         (b) the Company shall not be obligated to sell the Securities specified in the Securities Purchase Notice if the Closing Price on the Securities Pricing Date (i) declines by 4.0% or more compared to the Closing Price on the Notice Date, or (ii) is less than $18.00.

               The Black-Out Notice shall be sent in accordance with Section 11 of this Agreement, and you shall also make a telephone



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call to the office of each individual listed in such Section 11 as a recipient of notices on the Company's behalf.

               Any party relieved of an obligation in accordance with either clause (a) or (b) above may nevertheless proceed with such obligation by providing notice to the other party to this Agreement by 9:00 a.m. New York time on the first business day after the Securities Pricing Date. Such notice shall be sent in accordance with Section 11 of this Agreement, and the party sending such notice shall also make a telephone call to the office of each individual listed in such Section 11 as a recipient of notices on the other party's behalf.

               The Securities to be purchased from time to time by you under this Agreement will be delivered by the Company to you at your office at 1285 Avenue of the Americas, New York, New York 10019, in accordance with the terms of this Agreement and against payment of the purchase price therefore by wire transfer of same day funds payable to the order of the Company in the amount of the Closing Price for such Securities on the applicable Securities Pricing Date less the applicable Discount Rate, at 10:00 a.m., New York time, on the fourth NYSE trading day following the Securities Pricing Date, or at such other time not later than eight full NYSE trading days thereafter as you and the Company mutually agree. The time for the closing of a purchase of Securities covered by a Securities Purchase Notice is referred to herein as the "Related Closing Date" and the closing with respect to such purchase is referred to herein as the "Related Closing." The wire transfer referred to above for each purchase of Securities hereunder shall be made to the bank account designated in writing by the Company at least one business day prior to the Related Closing Date. If requested by you, the Securities for each Related Closing will be prepared in definitive form and in such authorized denominations and registered in such names as you may request upon at least two business days' prior notice to the Company and will be made available for checking and packaging at your office at least one business day prior to the Related Closing Date.

               Unless otherwise agreed to by you and the Company, Securities shall be purchased by you as underwriter for public distribution to investors. All such purchases under this Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In connection with the Securities purchased by you hereunder, you may engage the services of any other broker or dealer in connection with the resale of the Securities and may allow or reallow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

               The purchase price and other terms of the distribution of the Securities (as applicable) shall be specified in a pricing



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supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each Securities Purchase Notice delivered under this Agreement. Except as you and the Company may otherwise agree, each Securities Purchase Notice shall cover Securities with gross proceeds to the Company of a minimum of $5,000,000 and a maximum of $20,000,000. Administrative procedures with respect to the sale of Securities shall be agreed upon from time to time by you and the Company (the "Procedures"). You and the Company agree to perform their respective duties and obligations specifically provided to be performed by them in the Procedures.

               Nothing herein shall be construed as requiring the Company to issue or sell any Securities to you under this Agreement, except Securities that are the subject of a Securities Purchase Notice hereunder.

               4.   COVENANTS. The Company covenants and agrees with you that:

                         (a) The Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the Partnership or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. In addition, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus that, in your opinion or the opinion of your counsel, may be necessary or advisable in connection with your distribution of the Securities.

                         (b) The Company will give you advance notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by filing of documents pursuant to



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         the 1934 Act or the 1933 Act or otherwise, and will furnish to you copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which you or counsel for you shall reasonably object.

                         (c) The Company will deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you reasonably request so long as you are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.

                         (d) The Company will prepare, with respect to any Securities to be offered and sold pursuant to this Agreement, a Pricing Supplement with respect to such Securities, which Pricing Supplement shall meet the requirements of Rule 434 of the 1933 Act Rules and Regulations and shall otherwise be in a form previously approved and reasonably acceptable by you and will file such Pricing Supplement pursuant to Rule 424(b)(7) under the 1933 Act Rules and Regulations not later than the close of business of the Commission on the second business day after the applicable Securities Pricing Date on which such Pricing Supplement is first used.

                         (e) If at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser of Securities sold by you as underwriter hereunder, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Rules and Regulations, the Company shall give immediate notice, confirmed in writing, to you to cease the solicitation of offers to purchase any of the Securities, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the



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         Registration Statement and Prospectus comply with such requirements.

                         (f) On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to you, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Rules and Regulations.

                         (g) On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to you, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Rules and Regulations.

                         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Rules and Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Securities.

                         (i) The Company will endeavor, in cooperation with you, to file any notices or other documents required with respect to the offer and sale of the Securities under the applicable securities laws of such states and other jurisdictions of the United States as you may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will promptly advise you of the receipt by the Company of any notification by any governmental authority responsible for administering such laws with respect to the Securities in any such state or jurisdiction.

                         (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Rules and Regulations.

                         (k) During the term of this Agreement, the Company agrees that it will comply with Rule 3-05 and/or Rule 3-14 of Regulation S-X before each delivery to you of a Securities Purchase Notice by the Company.

                         (l) During the term of this Agreement, the Company will, and will cause all affiliated purchasers within the meaning of Rule 100 of Regulation M under the 1934 Act to, comply with Regulation M under the 1934 Act.

                         (m) During the term of this Agreement, the Company will not, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any shares of capital stock of the Company (other than (i) Securities sold pursuant to this Agreement), (ii) shares issued pursuant to the Company's Dividend Reinvestment and Optional Share Purchase Plan in existence (or as authorized to be amended by the Board of Directors) as of the date of this Agreement, (iii) options granted under and shares issued pursuant to the Company's Stock Option and Incentive Plan in existence as of the date of this Agreement, and (iv) shares issued as consideration for, or upon redemption of any limited partner units of the Partnership issued in connection with, the acquisition of properties.

                         (n) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Securities are to occur, unless otherwise specified in the Prospectus.

                         (o) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated,
         (i) will pay the costs and charges of any transfer agent or registrar, as well as the cost of preparing stock certificates, (ii) will pay all other expenses incident to the performance of its obligations hereunder, including, but not limited to, the expenses of printing all documents relating to the offering and (iii) will reimburse you for any filing fee of the NASD relating to the Securities. If the sale of Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any of its obligations hereunder, or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by you in connection with your investigation, preparing to market and marketing the Securities or in contemplation of performing your obligations hereunder; but the Company will have no reimbursement obligation solely because it does not deliver a Securities Purchase Notice with respect to all or any part of the $60,000,000 of Securities that are the subject of this Agreement. The Company shall not in any event be liable to you for loss of anticipated profits from the transactions covered by this Agreement.

               5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS AT THE FIRST RELATED CLOSING. Your obligation to purchase and pay for the Securities at the first Related Closing as provided herein shall be subject to the accuracy of the representations and warranties of the Company herein and to the performance by the Company of its obligations hereunder and to the following additional conditions:

                         (a) You shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel for the Company, dated the Related Closing Date, to the effect that:

                               (i) The Company and each of its Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or general or limited partnership, as the case may be, and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has full power and authority to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to a business, properties, financial position or results of operations of the Company and its Subsidiaries taken as a whole;

                               (ii) The outstanding shares of capital stock of the Company and the Securities have been duly authorized and are, or when issued as contemplated hereby will be, fully paid and nonassessable by the Company and conform, or when so issued will conform, to the description thereof in the Prospectus, and the stockholders of the Company have no preemptive rights with respect to the Securities. All of the partnership interests of the Partnership owned by the Company are owned by the Company free and clear of all liens, charges and encumbrances;

                               (iii)  The Registration Statement has become
               effective under the 1933 Act, the Prospectus Supplement has been filed as required by Section 2(a) hereof and the Pricing Supplement has been filed as required by Section 4(d) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of such counsel or of the Company, threatened by the Commission;

                               (iv) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Related Closing Date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; and such counsel has no reason to believe that either any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the 1933 Act or were filed with the Commission under the 1934 Act, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act or 1934 Act Rules and Regulations, as applicable; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any other documents mentioned in this clause;

                               (v)    The descriptions in the Registration
               Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the 1934 Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                               (vi) The Company has the corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation known to such counsel of any court of governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained under the 1933 Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by you;

                               (vii) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code. The Company's method of operation will permit it to continue to meet the requirements for taxation as a "real estate investment trust" under the Code. The federal income tax treatment described in the Prospectus under the caption "Taxation" is accurate;

                               (viii) Neither the Company nor any Subsidiary is
               an "investment company" within the meaning of the Investment company Act of 1940, as amended; and

                               (ix) The Company is eligible to use a Form S-3 Registration Statement under the 1933 Act Rules and Regulations.

                         (b) You shall have received from Rogers & Wells, your counsel, such opinion or opinions, dated the Related Closing Date, with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                         (c) At the time of execution of this Agreement and at the first Related Closing Date, you shall have received a letter from KPMG Peat Marwick LLP, dated at the date of delivery thereof, to the effect set forth in EXHIBIT II hereto.

                         (d) You shall have received from the Company a certificate, signed by the president or a vice president and by the principal financial or accounting officer of the Company, dated the first Related Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Related Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Related Closing Date;

                               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

                               (iii)  Since the effective date of the
               Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

                         (e) The Securities shall have been duly authorized for listing by the NYSE upon official notice of issuance.

                         (f) On the date hereof and on the first Related Closing Date, counsel to you shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Securities as herein contemplated shall be satisfactory in form and substance to you and to counsel to you.

                         (g) To the extent required by its rules, the NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

                         (h) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request and the Company shall furnish to you such further certificates and documents as you shall have reasonably requested.

               6. CONDITIONS OF UNDERWRITER'S OBLIGATIONS AT SUBSEQUENT RELATED CLOSINGS.

               Your obligation to purchase and pay for additional Securities subsequent to the first Related Closing as provided herein shall be subject to the accuracy of the representations and warranties of the Company herein and to the performance by the Company of its obligations hereunder, including, but not limited to, the Company's covenants in Sections 4 and 7, and to the following additional conditions:

                         (a) You shall have received from Rogers & Wells, your counsel, an opinion, substantially similar in substance to the opinion required by Section 5(b) of this Agreement.

                         (b) The Securities to be issued and sold subsequent to the first Related Closing will be duly authorized for listing by the NYSE upon official notice of issuance.

                         (c) On the date of any Related Closing Date subsequent to the first Related Closing, counsel to you shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Securities subsequent to the first Related Closing as herein contemplated shall be satisfactory in form and substance to you and to counsel to you.

               7.   ADDITIONAL COVENANTS OF THE COMPANY.

               The Company agrees with you that following the first Related Closing Date the following covenants will apply:

                         (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each purchase and sale by you of Securities of the Company under this Agreement shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of the applicable Securities Pricing Date and Related Closing Date, as the case may be, and an undertaking that such representations and warranties will be true and correct as of such dates, as though made at and as of such dates (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

                         (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus, or (iii) a Related Closing occurs (each such date, as well as each Securities Pricing Date, being referred to as a "Representation Date"), the Company shall furnish or cause to be furnished to you forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to you to the effect that the statements contained in the certificate referred to in Section 5(d) hereof which were last furnished to you are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(d) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

                         (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or Supplement providing solely for the inclusion of additional financial information), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless you shall otherwise specify), (iii) a Related Closing Date occurs, the Company shall furnish or cause to be furnished forthwith to you and to counsel to you the written opinion of Goodwin, Procter & Hoar LLP, counsel to the Company, or other counsel reasonably satisfactory to you, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to you, of the same tenor as the opinion referred to in Section 5(a) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to you shall furnish you with a letter substantially to the effect that you may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); PROVIDED, HOWEVER, that counsel need not render the opinion required under Section 5(a)(vii) upon the filing of any Quarterly Report on Form 10-Q which does not include information relating to such tax matters, unless you shall otherwise specify.

                         (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, or
         (iii) a Related Closing Date occurs, the Company shall cause KPMG Peat Marwick LLP forthwith to furnish to you a letter, dated the date of effectiveness of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in
         Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

                         (e) SUBSEQUENT DELIVERY OF REQUESTED DOCUMENTATION. In accordance with this Agreement, the Company shall provide to you and/or to your counsel, on a monthly basis, such documents and opinions as you and/or such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated and related proceedings, or in order to evidence the continuing accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the covenants or conditions, herein contained.

               8.   INDEMNIFICATION AND CONTRIBUTION.

                         (a) The Company will indemnify and hold harmless you and your directors, officers, employees and agents and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which you, or any such person, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the 1934 Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by you in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by you through gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any person by you and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for inclusion in the Registration Statement or the Prospectus.

                         (b) You will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
         Section 15 of the 1933 Act or Section 20 of the 1934 Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to you, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that you might otherwise have; PROVIDED, HOWEVER, that in no case shall you be liable or responsible for any amount in excess of the underwriting discounts and commissions received by you.

                         (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
         Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes a unconditional release of each indemnified party form all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 8(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or you, the Company and you will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than you, such as persons who control the Company within the meaning of the 1933 Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and you may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and you on the other. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus Supplement and/or the Pricing Supplement(s). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and you, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), you shall not be required to contribute any amount in excess of the underwriting discounts, commissions and other compensation received by you and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the 1933 Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). Except for a settlement entered into pursuant to the last sentence of
         Section 8(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                         (e) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by you or on your behalf, (ii) acceptance of the Securities and payment therefore or (iii) any termination of this Agreement.

               9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company contained herein or in certificates delivered pursuant hereto, and your agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Securities hereunder.

               10.  TERMINATION.

                         (a) TERM AND TERMINATION OF THIS AGREEMENT. This Agreement shall be for a term of six months beginning on the date hereof subject to earlier termination upon any of the following events:

                               (i) The Company shall have sold $60,000,000 in gross proceeds of Securities pursuant to this Agreement; or

                               (ii) Upon notice by you to the Company if the rating assigned by any nationally recognized statistical rating organization ("Rating Organization") to the Company, the Partnership or, the securities of either of them as of or subsequent to the date of this Agreement shall have been lowered since that date or if such Rating Organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company, the Partnership or the securities of either of them.

                         (b) TERMINATION OF OBLIGATIONS TO PURCHASE SECURITIES SUBJECT TO A SECURITIES PURCHASE NOTICE. You may terminate your obligation, subject to the terms and conditions of this Agreement, to purchase any Securities subject to a Securities Purchase Notice, immediately upon notice to the Company, if since the Securities Pricing Date relating to such Securities Purchase Notice or since the respective dates as of which information is given in the Prospectus,
         (i) either any material adverse change has occurred or any development has actually occurred and is reasonably expected to cause material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, (ii) the Company shall have failed, refused or been unable, at or prior to the Related Closing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of your obligations hereunder is not fulfilled, (iv) there shall have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading, (v) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (vi) trading on the NYSE or the American Stock Exchange shall have been wholly suspended, (vii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (viii) a banking moratorium shall have been declared by federal or New York authorities, (ix) an outbreak of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since such Pricing Date that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. If you elect to terminate your obligation pursuant to this subsection, the Company shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.

                         (c) The Company may terminate its participation in this Agreement by sending notice in accordance with Section 11 hereof to you, in which event the Company shall be obligated to pay to you an amount equal to 0.6% of the $60,000,000 of gross proceeds of the Securities that have not been sold hereunder as of the date of termination.

                         (d) In the event of any termination pursuant to any of Sections 10(a), 10(b) or 10(c), neither party will have any liability to the other party hereto, except as described in Section 10(c) above, and except that (i) if at the time of termination you shall hold any Securities purchased by you as principal with the intention of reselling them, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, (ii) the covenant set forth in Section 4(h) hereof, the indemnity and contribution agreements set forth in
         Section 8 hereof, and the provisions of Sections 9, 12 and 13 hereof shall remain in effect and (iii) if termination is pursuant to Section 10(b) only, all of the provisions of this Agreement shall remain in effect with respect to purchases and sales of Securities that are the subject of a subsequent Securities Purchase Notice.

               11. NOTICES. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you at (a) 1285 Avenue of the Americas, New York, New York 10019, c/o Real Estate Investment Banking, attention: David R. Jarvis (phone 212-713- 7911; fax 212-713-7949), (b) 1285 Avenue of the Americas, New York, New
York 10019, c/o Equity Capital Markets, attention: Joel Morea and Scott Coburn (phone 212-713-2626; fax 212-713-3460), (with a copy to Jay L. Bernstein, Esq., c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166, phone 212-878-8527; fax 212-878-8375), or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to Thomas P. D'Arcy, CEO, or Irving E. Lingo, Jr., CFO, Bradley Real Estate, Inc., 40 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062 (phone 847-272-9800; fax 847-480-1893) (with copy to William B. King, Esq., c/o Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109; phone 617-570-1530; fax 617-570-8150). Any party to this
Underwriting Agreement may change such address for notices by sending to the other party to this Underwriting Agreement written notice of a new address for such purpose.

               12. PARTIES. This Agreement shall inure to the benefit of, and be binding upon, the Company and you and our respective successors and the controlling persons, officers and directors referred to in Section 8(f) hereof, and no other person will have any right or obligation hereunder.

               13. APPLICABLE LAW. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                Very truly yours,

                                                BRADLEY REAL ESTATE, INC.


                                                By: /s/ Thomas P. D'Arcy
                                                    -----------------------
                                                    Name:  Thomas P. D'Arcy
                                                    Title: President and Chief
                                                           Executive Officer


ACCEPTED as of the date first above
  written

PAINEWEBBER INCORPORATED


By: /s/ David R. Jarvis
    ---------------------------
    Name:  David R. Jarvis
    Title: Managing Director

                                    EXHIBIT I

                           SECURITIES PURCHASE NOTICE

               In accordance with Section 3 of the Underwriting Agreement dated October 21, 1997 (the "Agreement"), we, the undersigned, hereby notify you of our intent to sell Securities (as defined in the Agreement). We propose to sell ___ shares, and in accordance with Section 4(d) of the Agreement, we have prepared, with respect to the Securities to be sold, a Pricing Supplement in the form previously approved by you. A draft copy of such Pricing Supplement is attached to this Securities Purchase Notice. We intend to file such Pricing Supplement pursuant to Rule 424(b)(7) under the 1933 Act not later than the close of business of the Commission on the second business day after the date of this Securities Purchase Notice.

               In addition, we covenant that all requirements of Rules 3-05 and 3-14 of Regulation S-X have been met, including the filing and incorporation by reference of the required information in the Registration Statement of the Company.



                                                  Very truly yours,

                                                  BRADLEY REAL ESTATE, INC.


                                                  By: _____________________
                                                      Name:
                                                      Title:






                                       A-1